Exhibit 10.1
Execution Copy

SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between Hi-Crush Services LLC, a Delaware limited liability company (the “Company”), and Laura C. Fulton (“Employee”). Hi-Crush Inc., a Delaware corporation (“Parent”), enters into this Agreement for the limited purpose of acknowledging and agreeing to Sections 2 and 9.
WHEREAS, Employee was employed by the Company pursuant to that certain Amended and Restated Employment Agreement between the Company, Parent and Employee effective as of September 19, 2019 (the “Employment Agreement”);
WHEREAS, Employee resigned from Employee’s employment with the Company effective as of the Resignation Date (as defined below); and
WHEREAS, the parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Released Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1. Resignation from Employment.
(a) The parties hereto acknowledge and agree that the last day of Employee’s employment with the Company was January 3, 2020 (the “Resignation Date”), and that Employee’s employment ended due to Employee’s voluntary resignation.
(b) As of the Resignation Date, Employee automatically resigned, as applicable, (i) as an officer of the Company and each member of the Company Group (as defined in the Employment Agreement); (ii) from the Board of Directors of Parent; and (iii) from the board of directors or board of managers (or similar governing body) of any member of the Company Group and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any member of the Company Group holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as such Company Group member’s designee or other representative. As of the Resignation Date, Employee had no further employment relationship with the Company or any other Released Party.
2. Accelerated Vesting of Incentive Units; PTO Payout.
(a)     As of immediately prior to the Resignation Date, Employee held the number of unvested restricted stock units and unvested performance share units set forth on Exhibit A under the column titled “Unvested Awards,” granted pursuant to the terms of the Hi-Crush Inc. Long Term Incentive Plan (the “LTIP”) and the applicable award agreements thereunder.
(b)     Provided that (i) Employee signs and returns to the Company (care of Pamela Butler at 1330 Post Oak Blvd., Suite 600, Houston, TX 77056 (e-mail: pbutler@hicrushinc.com)) no later than January 24, 2020, a copy of this Agreement that has been signed by Employee on the Resignation Date or within 21 days thereafter; (ii) Employee does not exercise Employee’s revocation right as set forth in Section 8; and

(iii) Employee honors each of Employee’s commitments set forth herein, then (x) the number of restricted stock units and performance share units set forth on Exhibit A under the column titled “Accelerated Awards” shall immediately vest as of the first day that follows the end of the Release Revocation Period (as defined below), subject to settlement in accordance with the terms of the applicable award agreements and the LTIP and (y) the Company will provide Employee a payment of $10,148.08, less applicable taxes and withholdings, which amount represents payment for 57.94 unused, accrued paid time off (“PTO”) hours (including all unused, accrued hours rolled over from 2019 into 2020) existing as of the Resignation Date.
(c)     Employee acknowledges and agrees that: (i) Employee was not entitled to the accelerated vesting or PTO payout described in Section 2(b) but for Employee’s entry into this Agreement and compliance with the terms herein; and (ii) the consideration referenced in this Section 2 represents the entirety of the amounts Employee is eligible to receive as separation benefits from the Company or any other Released Party, including under the LTIP, the Employment Agreement or any other severance plan or policy of the Company or any other Released Party. Employee further acknowledges that as of the Resignation Date, Employee will automatically forfeit all unvested restricted stock units and performance share units, determined after giving effect to Section 2(b), and such awards shall automatically terminate without any further action by the Company or Parent and at no cost to the Company or Parent.
3. Release of Claims.
(a) In consideration of the accelerated vesting and PTO payout set forth in Section 2(b) (and any portion of such acceleration), Employee hereby forever releases, discharges and acquits the Company, Parent, each of its and their present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Released Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment with any Released Party, the termination of such employment, and any other acts or omissions related to any matter occurring or existing, whether known or unknown, on or prior to the time that Employee executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (I) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (J) any public policy, contract, tort, or common law claim or claim for defamation, emotional distress, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits, or claims Employee may have under any employment contract (including the Employment Agreement), incentive or compensation plan or agreement (including the LTIP and the applicable award agreements thereunder) or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that any and all potential claims of this nature that Employee may have against any of the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b) In no event shall the Released Claims include (i) any claim that arises after Employee signs this Agreement, (ii) any claim to enforce Employee’s rights under this Agreement; or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA. Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with any governmental agencies or participating in any investigation or proceeding conducted by any governmental agency or cooperating with such an agency or providing documents or other information to a governmental agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from a Released Party as a result of such governmental agency proceeding or subsequent legal actions. Further notwithstanding this release of liability, nothing in this Agreement limits Employee’s right to receive an award for information provided to a governmental agency. Further notwithstanding the foregoing, nothing in this Agreement waives or modifies any rights Employee may have under the Company’s or Parent’s directors and officers insurance policy as in effect from time to time (the “D&O Policy”), and all such rights shall remain in effect pursuant to the terms of the D&O Policy.
4. Representations and Warranties Regarding Claims. Employee agrees not to bring or join any lawsuit, arbitration or other proceeding against any of the Released Parties in any court relating to any of the Released Claims. Employee hereby represents and warrants that, as of the date on which Employee signs this Agreement, Employee has not filed any claims, complaints, charges, or lawsuits against any of the Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Employee signs this Agreement. Employee hereby further represents and warrants that Employee has not made any assignment, sale, delivery, transfer, or conveyance of any rights Employee has asserted or may have against any of the Released Parties with respect to any Released Claim.

5. Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Employee acknowledges and agrees that, with the exception of any still unpaid base salary earned by Employee in the pay period that the Resignation Date occurred, Employee has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that Employee has been owed by each Released Party. Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Released Party. Employee further acknowledges and agrees that Employee is not eligible to receive any severance pay in connection with the termination of Employee’s employment under the Employment Agreement or any other severance plan or policy of the Company or any Released Party.
6. Employee’s Acknowledgments. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a) Employee has carefully read this Agreement and has had sufficient time (and at least 21 days) to consider it;
(b) Employee is receiving, pursuant to this Agreement and Employee’s execution of this Agreement, consideration in addition to anything of value to which Employee is already entitled;
(c) Employee has been advised, and is hereby advised in writing, to consult with an attorney prior to entering into this Agreement, and Employee has had an adequate opportunity to do so;
(d) Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those contained herein; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Agreement;
(e) The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement (and those provisions of the Employment Agreement, the LTIP and the applicable award agreements thereunder referenced herein); and
(f) No Released Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
8. Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Employee executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company, Pamela Butler at 1330 Post Oak Blvd., Suite 600, Houston, TX 77056 (e-mail: pbutler@hicrushinc.com) such that it is received by Ms. Butler no later than 11:59 p.m. Houston, Texas time, on the last day of the Release Revocation Period. In the event Employee exercises Employee’s revocation right as set forth herein, the release set forth in Section 3 will be of no force or effect, Employee will not be entitled to receive the consideration set forth in Section 2 and all other provisions of this Agreement shall remain in full force and effect.

9. Applicable Law; Dispute Resolution. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof; provided, however, the terms of Section 2 of this Agreement shall be governed by the laws of the State of Delaware. Any dispute between the parties arising out of or relating to this Agreement shall be subject to, and resolved pursuant to, the dispute resolution provisions set forth in Section 13 of the Employment Agreement. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THEY ARE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL.
10. Counterparts. This Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
11. Amendment; Entire Agreement. Subject to Section 13, this Agreement may not be changed orally but only by an agreement in writing agreed to and signed by all of the parties hereto. This Agreement, the provisions of the Employment Agreement set forth in Section 14, the LTIP and the applicable award agreements thereunder constitute the entire agreement of the parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and any Released Party with regard to the subject matter hereof.
12. Third-Party Beneficiaries. Employee expressly acknowledges and agrees that each Released Party (whether or not a signatory to this Agreement) shall be a third-party beneficiary of Employee’s releases, representations and covenants herein and shall be entitled to enforce such releases, representations and covenants as if a party hereto.
13. Severability and Modification. Any term or provision of this Agreement (or parts thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.
14. Continued Effectiveness of Post-Employment Covenants. Employee acknowledges and agrees that Employee is subject to continuing obligations pursuant to Sections 9, 10, 12 and 14 of the Employment Agreement (the “Continuing Obligations”), including obligations with respect to non-disclosure, non-competition, non-solicitation, return of Company property and assistance with defense of claims. Employee expressly recognizes the enforceability and continuing effectiveness of those covenants within the Employment Agreement, and promises to abide by such covenants following the Resignation Date.
15. Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company and any other Released Party, including all computer files and other electronically stored information, client materials and other materials provided to Employee by the Company or any other Released Party in the course of Employee’s employment, and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.

16. Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to a statute, law, regulation, agreement, instrument or other document shall be deemed to refer to such statute, law, regulation, agreement, instrument or other document as amended, supplemented, modified and restated from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including exhibits, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

LAURA C. FULTON

/s/ Laura C. Fulton
Laura C. Fulton

Date:    January 3, 2020

HI-CRUSH SERVICES, LLC

By: /s/ Mark C. Skolos
Name: Mark C. Skolos
Title: General Counsel, Chief Compliance Officer and Secretary

Date:    January 3, 2020

For the limited purpose of acknowledging and agreeing to Sections 2 and 9:

HI-CRUSH INC.

By: /s/ Mark C. Skolos
Name: Mark C. Skolos
Title: General Counsel, Chief Compliance Officer and Secretary

Date:    January 3, 2020

SIGNATURE PAGE TO
SEPARATION AND RELEASE AGREEMENT

EXHIBIT A

Date of Grant	Award Number	Award Type	Unvested Awards	Accelerated Awards	Accrued Distributions
December 8, 2017	92,817,130	Restricted Stock Units	11,905	11,905	$16,667.00
December 8, 2017	92,817,133	Performance Share Units	34,286	20,914	$29,280.24
December 8, 2017	92,817,128	Restricted Stock Units	11,429	11,429	$15,999.20
December 21, 2018	92,817,200	Performance Share Units	101,389	20,410	$0.00
December 21, 2018	92,817,204	Restricted Stock Units	101,389	35,342	$0.00

EXHIBIT A